Exhibit 99

Chemed Reports Second-Quarter 2011 Results

CINCINNATI--(BUSINESS WIRE)--July 26, 2011--Chemed Corporation (Chemed) (NYSE:CHE), which operates VITAS Healthcare Corporation (VITAS), the nation’s largest provider of end-of-life care, and Roto-Rooter, the nation’s largest commercial and residential plumbing and drain cleaning services provider, reported financial results for its second quarter ended June 30, 2011, versus the comparable prior-year period, as follows:

Consolidated operating results:

  Revenue increased 5.8% to $333 million
  GAAP Diluted EPS increased 14.6% to $0.94
  Adjusted EPS increased 11.2% to $1.09

VITAS segment operating results:

  Net Patient Revenue of $243 million, an increase of 7.3%
  Average Daily Census (ADC) of 13,311, an increase of 5.8%
  Admissions of 15,294, an increase of 6.0%
  Net Income of $18.6 million, an increase of 1.7%
  Adjusted EBITDA of $33.9 million, an increase of 2.5%
  Adjusted EBITDA margin of 13.9%, a decrease of 65 basis points

Roto-Rooter segment operating results:

  Revenue of $90.3 million, an increase of 2.2%
  Job count of 160,693, a decrease of 1.6%
  Net Income of $9.1 million, an increase of 2.6%
  Adjusted EBITDA of $15.8 million, an increase of 4.4%
  Adjusted EBITDA margin of 17.5%, an increase of 37 basis points

VITAS

Net revenue for VITAS was $243 million in the second quarter of 2011, which is an increase of 7.3% over the prior-year period. Excluding the impact of Medicare Cap, revenue increased 7.4%. This revenue growth was the result of increased ADC of 5.8%, driven by an increase in admissions of 6.0%, combined with Medicare price increases of approximately 2.1%. This growth was partially offset by geographic and level of acuity mix shift of the patient base.

Average revenue per patient per day in the quarter, excluding the impact of Medicare Cap, was $200.99, which is 1.6% above the prior-year period. Routine home care reimbursement and high acuity care averaged $158.67 and $696.00, respectively, per patient per day in the second quarter of 2011. During the quarter, high acuity days of care were 7.9% of total days of care, 20 basis points lower than the prior-year quarter.

In the second quarter of 2011, VITAS recorded a Medicare Cap liability of $368,000. This compares with a reversal of $35,000 of Medicare Cap recorded in the second quarter of 2010. The 2011 Medicare Cap liability relates to one small hospice program.

Of VITAS’ 36 unique Medicare provider numbers, 33 provider numbers have a Medicare Cap cushion of 10% or greater during the trailing twelve-month period. Two provider numbers have a Medicare Cap cushion of less than 10% and one small program has a modest Medicare Cap liability. VITAS generated an aggregate Medicare Cap cushion of $222 million, or 25%, during the trailing twelve-month period.

The second quarter of 2011 gross margin, excluding the impact of Medicare Cap, was 22.0%, which is a decline of 68 basis points from the second quarter of 2010. This decline in margin is a result of increased costs related to the newly mandated physician visit for recertification, expansion of our community liaison program, as well as costs associated with our continued expansion of inpatient units.

Selling, general and administrative expense was $19.7 million in the second quarter of 2011, which is an increase of 7.2% when compared to the prior-year quarter. Adjusted EBITDA totaled $33.9 million in the quarter, an increase of 2.5% over the prior-year period. Adjusted EBITDA margin, excluding the impact from Medicare Cap, was 14.1% in the quarter which was 51 basis points below the prior-year quarter.

Roto-Rooter

Roto-Rooter’s plumbing and drain cleaning business generated sales of $90.3 million for the second quarter of 2011, an increase of 2.2% over the prior-year quarter. This revenue growth was the result of a combination of selective price increases and favorable mix shift to higher value jobs, partially offset by a slight decline in aggregate job count.

Unit for unit job count in the second quarter of 2011 decreased 1.6% when compared to the prior-year period. During the second quarter of 2011, total residential jobs decreased 3.4%, as residential plumbing jobs decreased 1.3% and residential drain cleaning jobs decreased 4.5%, when compared to the second quarter of 2010. Residential jobs represented 71% of total job count in the quarter. Total commercial jobs increased 3.1%, with commercial plumbing/excavation job count increasing 3.6% and commercial drain cleaning increasing 3.5% when compared to the prior-year quarter. The “All Other” residential and commercial job category decreased 8.8%.

Roto-Rooter’s gross margin was 45.0% in the quarter, an 18 basis point decline when compared to the second quarter of 2010. Adjusted EBITDA in the second quarter of 2011 totaled $15.8 million, an increase of 4.4%, and the Adjusted EBITDA margin was 17.5% in the quarter, an increase of 37 basis points, when compared to the prior-year quarter.

Roto-Rooter continues to have periodic discussions with existing franchisees to acquire franchise territories. Management will be highly disciplined in terms of valuation, risk assessment and overall return on investment of any potential acquisition. The timing or actual completion of any acquisition cannot be predicted.

Chemed Consolidated Debt and Cash Flows

Chemed had total debt of $163 million at June 30, 2011. This debt is net of the discount taken as a result of convertible debt accounting requirements. Excluding this discount, aggregate debt is $187 million and is due in May 2014. Chemed’s total debt equates to less than one times trailing twelve-month adjusted EBITDA.

In March 2011 Chemed replaced its existing credit facility with a new Credit Agreement. Terms of this Credit Agreement consist of a five-year $350 million revolving credit facility. The interest rate on this Credit Agreement has a floating rate that is currently LIBOR plus 175 basis points. This Credit Agreement provides Chemed with increased flexibility in terms of acquisitions, share repurchases, dividends and other corporate needs. In addition, an expansion feature is included in this Credit Agreement that provides Chemed the opportunity to increase its revolver and/or enter into term loans for an additional $150 million. At June 30, 2011, this facility had approximately $321 million of undrawn borrowing capacity after deducting $29 million for letters of credit issued to secure the Company’s workers’ compensation insurance.

Capital expenditures for the first six months of 2011 aggregated $15.0 million and compares to depreciation and amortization during the same period of $14.8 million.

The Company increased its quarterly dividend from $0.12 to $0.14 per share in the third quarter of 2010. In addition, the company has purchased $21.8 million, or 341,513 shares, of Chemed stock in the first six months of 2011. Approximately $97.4 million is remaining under Chemed’s previously announced share repurchase program. Management will continually evaluate cash utilization alternatives, including share repurchase, debt repurchase, acquisitions and increased dividends to determine the most beneficial use of available capital resources.

Guidance for 2011

VITAS expects to achieve full-year 2011 revenue growth, prior to Medicare Cap, of 7.5% to 8.5%. Admissions in 2011 are estimated to increase approximately 6.5% to 7.0% and full-year Adjusted EBITDA margin, prior to Medicare Cap, is estimated to be 15.3% to 15.8%. Effective October 1, 2010, Medicare increased the average hospice reimbursement rates by approximately 2.1%. Consistent with prior years, our guidance assumes VITAS will incur an additional $2.5 million of estimated Medicare contractual billing limitations for the remainder of 2011.

Roto-Rooter expects to achieve full-year 2011 revenue growth of 6.5% to 8.5%. The revenue estimate is a result of increased pricing of approximately 3.0%, a favorable mix shift to higher revenue jobs, with job count growth estimated at 0% to 2%. Adjusted EBITDA margin for 2011 is estimated in the range of 17.0% to 18.0%.

Based upon the above, management estimates 2011 earnings per diluted share, excluding non-cash expense for stock options, the non-cash interest expense related to the accounting for convertible debt and other items not indicative of ongoing operations, will be in the range of $4.70 to $4.80. This compares to Chemed’s 2010 adjusted earnings per diluted share of $4.17.

Conference Call

Chemed will host a conference call and webcast at 10 a.m., ET, on Wednesday, July 27, 2011, to discuss the Company's quarterly results and to provide an update on its business. The dial-in number for the conference call is (866) 804-6924 for U.S. and Canadian participants and (857) 350-1670 for international participants. The participant passcode is 87701622. A live webcast of the call can be accessed on Chemed's website at www.chemed.com by clicking on Investor Relations Home.

A taped replay of the conference call will be available beginning approximately 24 hours after the call's conclusion. It can be accessed by dialing (888) 286-8010 for U.S. and Canadian callers and (617) 801-6888 for international callers and will be available for one week following the live call. The replay passcode is 62920464. An archived webcast will also be available at www.chemed.com.

Chemed Corporation operates in the healthcare field through its VITAS Healthcare Corporation subsidiary. VITAS provides daily hospice services to approximately 13,000 patients with severe, life-limiting illnesses. This type of care is focused on making the terminally ill patient's final days as comfortable and pain-free as possible.

Chemed operates in the residential and commercial plumbing and drain cleaning industry under the brand name Roto-Rooter. Roto-Rooter provides plumbing and drain service through company-owned branches, independent contractors and franchisees in the United States and Canada. Roto-Rooter also has licensed master franchisees in Indonesia, Singapore, Japan, and the Philippines.

This press release contains information about Chemed’s EBITDA, Adjusted EBITDA and Adjusted Diluted EPS, which are not measures derived in accordance with GAAP and which exclude components that are important to understanding Chemed’s financial performance. In reporting its operating results, Chemed provides EBITDA, Adjusted EBITDA and Adjusted Diluted EPS measures to help investors and others evaluate the Company’s operating results, compare its operating performance with that of similar companies that have different capital structures and evaluate its ability to meet its future debt service, capital expenditures and working capital requirements. Chemed’s management similarly uses EBITDA, Adjusted EBITDA and Adjusted Diluted EPS to assist it in evaluating the performance of the Company across fiscal periods and in assessing how its performance compares to its peer companies. These measures also help Chemed’s management to estimate the resources required to meet Chemed’s future financial obligations and expenditures. Chemed’s EBITDA, Adjusted EBITDA and Adjusted Diluted EPS should not be considered in isolation or as a substitute for comparable measures calculated and presented in accordance with GAAP. We calculated Adjusted EBITDA Margin by dividing Adjusted EBITDA by service revenue and sales. A reconciliation of Chemed’s net income to its EBITDA, Adjusted EBITDA and Adjusted Diluted EPS is presented in the tables following the text of this press release.

Forward-Looking Statements

Certain statements contained in this press release and the accompanying tables are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "hope," "anticipate," "plan" and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Chemed does not undertake and specifically disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause Chemed's actual results to differ from those expressed in such forward-looking statements. These risks and uncertainties arise from, among other things, possible changes in regulations governing the hospice care or plumbing and drain cleaning industries; periodic changes in reimbursement levels and procedures under Medicare and Medicaid programs; difficulties predicting patient length of stay and estimating potential Medicare reimbursement obligations; challenges inherent in Chemed's growth strategy; the current shortage of qualified nurses, other healthcare professionals and licensed plumbing and drain cleaning technicians; Chemed’s dependence on patient referral sources; and other factors detailed under the caption "Description of Business by Segment" or "Risk Factors" in Chemed’s most recent report on form 10-Q or 10-K and its other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENT OF INCOME
(in thousands, except per share data)(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Service revenues and sales	$333,360	$314,995	$664,278	$623,808
Cost of services provided and goods sold	239,597	223,702	477,055	442,839
Selling, general and administrative expenses (aa)	50,424	49,956	106,078	98,494
Depreciation	6,358	6,194	12,646	11,663
Amortization	1,139	1,287	2,109	2,511
Total costs and expenses	297,518	281,139	597,888	555,507
Income from operations	35,842	33,856	66,390	68,301
Interest expense	(3,461)	(2,999)	(6,705)	(5,951)
Other income--net (bb)	714	10	2,816	196
Income before income taxes	33,095	30,867	62,501	62,546
Income taxes	(12,809)	(12,012)	(24,114)	(24,333)
Net income	$20,286	$18,855	$38,387	$38,213

Earnings Per Share
Net income	$0.96	$0.83	$1.82	$1.69
Average number of shares outstanding	21,115	22,644	21,067	22,608

Diluted Earnings Per Share
Net income	$0.94	$0.82	$1.78	$1.66
Average number of shares outstanding	21,637	23,080	21,586	23,012

(aa)	Selling, general and administrative ("SG&A") expenses comprise (in thousands):
	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
SG&A expenses before long-term incentive
compensation and the impact of market gains
and losses of deferred compensation plans	$49,681	$48,240	$100,259	$96,590
Market value gains/(losses) on assets held
in deferred compensation trusts (cc)	743	(83)	2,807	105
Long-term incentive compensation	-	1,799	3,012	1,799
Total SG&A expenses	$50,424	$49,956	$106,078	$98,494

(bb) Other income--net comprises (in thousands):
	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Market value gains/(losses) on assets held
in deferred compensation trusts	$743	$(83)	$2,807	$105
Interest income	62	150	123	225
Gain/(loss) on disposal of property and equipment	32	(58)	11	(152)
Other	(123)	1	(125)	18
Total other income--net	$714	$10	$2,816	$196

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEET
(in thousands, except per share data)(unaudited)

	June 30,
	2011	2010
Assets
Current assets
Cash and cash equivalents	$50,941	$109,080
Accounts receivable less allowances	118,281	101,736
Inventories	8,682	7,978
Current deferred income taxes	14,052	14,453
Prepaid income taxes	1,300	351
Prepaid expenses	10,344	10,423
Total current assets	203,600	244,021
Investments of deferred compensation plans held in trust	33,066	26,282
Properties and equipment, at cost less accumulated depreciation	81,471	78,437
Identifiable intangible assets less accumulated amortization	56,358	56,620
Goodwill	460,793	450,105
Other assets	15,325	10,498
Total Assets	$850,613	$865,963

Liabilities
Current liabilities
Accounts payable	$39,459	$49,131
Income taxes	2,096	4,783
Accrued insurance	35,143	34,729
Accrued compensation	43,633	41,613
Other current liabilities	14,972	11,669
Total current liabilities	135,303	141,925
Deferred income taxes	24,053	24,353
Long-term debt	162,932	155,608
Deferred compensation liabilities	32,255	25,374
Other liabilities	6,736	5,736
Total Liabilities	361,279	352,996

Stockholders' Equity
Capital stock	30,907	30,202
Paid-in capital	391,507	351,672
Retained earnings	505,736	436,098
Treasury stock, at cost	(440,809)	(307,003)
Deferred compensation payable in Company stock	1,993	1,998
Total Stockholders' Equity	489,334	512,967
Total Liabilities and Stockholders' Equity	$850,613	$865,963

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands)(unaudited)

	Six Months Ended June 30,
	2011	2010
Cash Flows from Operating Activities
Net income	$38,387	$38,213
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	14,755	14,174
Stock option expense	4,495	4,397
Provision for uncollectible accounts receivable	4,365	4,863
Amortization of discount on convertible notes	3,724	3,481
Noncash long-term incentive compensation	2,595	1,580
Provision for deferred income taxes	(18)	(2,364)
Changes in operating assets and liabilities, excluding
amounts acquired in business combinations:
Increase in accounts receivable	(9,271)	(53,169)
Increase in inventories	(954)	(435)
Increase in prepaid expenses	(59)	(35)
Increase/(decrease) in accounts payable and
other current liabilities	(6,603)	3,035
Increase in income taxes	3,738	6,902
Increase in other assets	(5,652)	(1,935)
Increase in other liabilities	4,514	2,938
Excess tax benefit on share-based compensation	(3,339)	(1,802)
Other sources	450	434
Net cash provided by operating activities	51,127	20,277
Cash Flows from Investing Activities
Capital expenditures	(14,960)	(11,942)
Business combinations, net of cash acquired	(3,689)	(30)
Other uses	(869)	(197)
Net cash used by investing activities	(19,518)	(12,169)
Cash Flows from Financing Activities
Purchases of treasury stock	(25,482)	(10,149)
Decrease in cash overdrafts payable	(7,814)	(1,314)
Proceeds from issuance of capital stock	7,698	3,475
Dividends paid	(5,967)	(5,481)
Excess tax benefit on share-based compensation	3,339	1,802
Debt issuances costs	(2,723)	-
Other sources	364	223
Net cash used by financing activities	(30,585)	(11,444)
Increase/(Decrease) in Cash and Cash Equivalents	1,024	(3,336)
Cash and cash equivalents at beginning of year	49,917	112,416
Cash and cash equivalents at end of period	$50,941	$109,080

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED JUNE 30, 2011 AND 2010
(in thousands)(unaudited)
				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2011
Service revenues and sales	$243,095	$90,265	$-	$333,360
Cost of services provided and goods sold	189,940	49,657	-	239,597
Selling, general and administrative expenses (a)	19,735	24,384	6,305	50,424
Depreciation	4,199	2,025	134	6,358
Amortization	520	155	464	1,139
Total costs and expenses	214,394	76,221	6,903	297,518
Income/(loss) from operations	28,701	14,044	(6,903)	35,842
Interest expense (a)	(62)	(77)	(3,322)	(3,461)
Intercompany interest income/(expense)	1,215	652	(1,867)	-
Other income/(expense)—net	(90)	15	789	714
Income/(loss) before income taxes	29,764	14,634	(11,303)	33,095
Income taxes (a)	(11,175)	(5,542)	3,908	(12,809)
Net income/(loss)	$18,589	$9,092	$(7,395)	$20,286

2010
Service revenues and sales	$226,638	$88,357	$-	$314,995
Cost of services provided and goods sold	175,257	48,445	-	223,702
Selling, general and administrative expenses (b)	18,404	24,192	7,360	49,956
Depreciation	4,103	1,950	141	6,194
Amortization	788	132	367	1,287
Total costs and expenses	198,552	74,719	7,868	281,139
Income/(loss) from operations	28,086	13,638	(7,868)	33,856
Interest expense (b)	(48)	(64)	(2,887)	(2,999)
Intercompany interest income/(expense)	1,350	773	(2,123)	-
Other income/(expense)—net	45	14	(49)	10
Income/(loss) before income taxes	29,433	14,361	(12,927)	30,867
Income taxes (b)	(11,152)	(5,501)	4,641	(12,012)
Net income/(loss)	$18,281	$8,860	$(8,286)	$18,855

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING STATEMENT OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010
(in thousands)(unaudited)

				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2011
Service revenues and sales	$478,768	$185,510	$-	$664,278
Cost of services provided and goods sold	374,241	102,814	-	477,055
Selling, general and administrative expenses (a)	38,446	51,124	16,508	106,078
Depreciation	8,366	4,009	271	12,646
Amortization	1,003	287	819	2,109
Total costs and expenses	422,056	158,234	17,598	597,888
Income/(loss) from operations	56,712	27,276	(17,598)	66,390
Interest expense (a)	(110)	(142)	(6,453)	(6,705)
Intercompany interest income/(expense)	2,428	1,291	(3,719)	-
Other income/(expense)—net	(59)	5	2,870	2,816
Income/(loss) before income taxes	58,971	28,430	(24,900)	62,501
Income taxes (a)	(22,257)	(10,828)	8,971	(24,114)
Net income/(loss)	$36,714	$17,602	$(15,929)	$38,387

2010
Service revenues and sales	$449,578	$174,230	$-	$623,808
Cost of services provided and goods sold	347,350	95,489	-	442,839
Selling, general and administrative expenses (b)	36,550	48,950	12,994	98,494
Depreciation	7,587	3,901	175	11,663
Amortization	1,559	255	697	2,511
Total costs and expenses	393,046	148,595	13,866	555,507
Income/(loss) from operations	56,532	25,635	(13,866)	68,301
Interest expense (b)	(80)	(132)	(5,739)	(5,951)
Intercompany interest income/(expense)	2,639	1,475	(4,114)	-
Other income/(expense)—net	6	24	166	196
Income/(loss) before income taxes	59,097	27,002	(23,553)	62,546
Income taxes (b)	(22,378)	(10,329)	8,374	(24,333)
Net income/(loss)	$36,719	$16,673	$(15,179)	$38,213

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING SUMMARY OF EBITDA
FOR THE THREE MONTHS ENDED JUNE 30, 2011 AND 2010
(in thousands)(unaudited)
				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2011
Net income/(loss)	$18,589	$9,092	$(7,395)	$20,286
Add/(deduct):
Interest expense	62	77	3,322	3,461
Income taxes	11,175	5,542	(3,908)	12,809
Depreciation	4,199	2,025	134	6,358
Amortization	520	155	464	1,139
EBITDA	34,545	16,891	(7,383)	44,053
Add/(deduct):
Intercompany interest expense/(income)	(1,215)	(652)	1,867	-
Interest income	(7)	(9)	(46)	(62)
Legal expenses of OIG investigation	486	-	-	486
Acquisition expenses	51	(12)	-	39
Expenses of class action litigation	-	186	-	186
Advertising cost adjustment (c)	-	(607)	-	(607)
Stock option expense	-	-	2,562	2,562
Adjusted EBITDA	$33,860	$15,797	$(3,000)	$46,657

2010
Net income/(loss)	$18,281	$8,860	$(8,286)	$18,855
Add/(deduct):
Interest expense	48	64	2,887	2,999
Income taxes	11,152	5,501	(4,641)	12,012
Depreciation	4,103	1,950	141	6,194
Amortization	788	132	367	1,287
EBITDA	34,372	16,507	(9,532)	41,347
Add/(deduct):
Intercompany interest expense/(income)	(1,350)	(773)	2,123	-
Interest income	(90)	(25)	(35)	(150)
Legal expenses of OIG investigation	118	-	-	118
Expenses of class action litigation	-	105	-	105
Advertising cost adjustment (c)	-	(679)	-	(679)
Stock option expense	-	-	2,346	2,346
Long-term incentive compensation	-	-	1,799	1,799
Adjusted EBITDA	$33,050	$15,135	$(3,299)	$44,886

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING SUMMARY OF EBITDA
FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010
(in thousands)(unaudited)
				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2011
Net income/(loss)	$36,714	$17,602	$(15,929)	$38,387
Add/(deduct):
Interest expense	110	142	6,453	6,705
Income taxes	22,257	10,828	(8,971)	24,114
Depreciation	8,366	4,009	271	12,646
Amortization	1,003	287	819	2,109
EBITDA	68,450	32,868	(17,357)	83,961
Add/(deduct):
Intercompany interest expense/(income)	(2,428)	(1,291)	3,719	-
Interest income	(44)	(16)	(63)	(123)
Legal expenses of OIG investigation	997	-	-	997
Acquisition expenses	115	(6)	-	109
Expenses of class action litigation	-	681	-	681
Advertising cost adjustment (c)	-	(857)	-	(857)
Stock option expense	-	-	4,495	4,495
Long-term incentive compensation	-	-	3,012	3,012
Adjusted EBITDA	$67,090	$31,379	$(6,194)	$92,275

2010
Net income/(loss)	$36,719	$16,673	$(15,179)	$38,213
Add/(deduct):
Interest expense	80	132	5,739	5,951
Income taxes	22,378	10,329	(8,374)	24,333
Depreciation	7,587	3,901	175	11,663
Amortization	1,559	255	697	2,511
EBITDA	68,323	31,290	(16,942)	82,671
Add/(deduct):
Intercompany interest expense/(income)	(2,639)	(1,475)	4,114	-
Interest income	(135)	(27)	(63)	(225)
Legal expenses of OIG investigation	278	-	-	278
Expenses of class action litigation	-	105	-	105
Advertising cost adjustment (c)	-	(1,068)	-	(1,068)
Stock option expense	-	-	4,397	4,397
Long-term incentive compensation	-	-	1,799	1,799
Adjusted EBITDA	$65,827	$28,825	$(6,695)	$87,957

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
RECONCILIATION OF ADJUSTED NET INCOME
(in thousands, except per share data)(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Net income as reported	$20,286	$18,855	$38,387	$38,213

Add/(deduct) impact of:
After-tax stock option expense	1,620	1,484	2,843	2,782
After-tax additional interest expense resulting from the change in
accounting for the conversion feature of the convertible notes	1,155	1,068	2,287	2,115
After-tax cost of legal expenses of OIG investigation	301	74	618	173
After-tax cost of expenses of class action litigation	113	63	414	63
After-tax cost of acquisition expenses	23	-	67	-
After-tax long-term incentive compensation	-	1,124	1,880	1,124

Adjusted net income	$23,498	$22,668	$46,496	$44,470

Earnings Per Share As Reported
Net income	$0.96	$0.83	$1.82	$1.69
Average number of shares outstanding	21,115	22,644	21,067	22,608
Diluted Earnings Per Share As Reported
Net income	$0.94	$0.82	$1.78	$1.66
Average number of shares outstanding	21,637	23,080	21,586	23,012

Adjusted Earnings Per Share
Net income	$1.11	$1.00	$2.21	$1.97
Average number of shares outstanding	21,115	22,644	21,067	22,608
Adjusted Diluted Earnings Per Share
Net income	$1.09	$0.98	$2.15	$1.93
Average number of shares outstanding	21,637	23,080	21,586	23,012

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
OPERATING STATISTICS FOR VITAS SEGMENT
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND 2010
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
OPERATING STATISTICS	2011	2010	2011	2010
Net revenue ($000) (d)
Homecare	$177,067	$163,512	$345,719	$320,738
Inpatient	27,183	25,989	54,569	52,281
Continuous care	39,213	37,102	77,838	74,776
Total before Medicare cap allowance	$243,463	$226,603	$478,126	$447,795
Medicare cap allowance	(368)	35	642	1,783
Total	$243,095	$226,638	$478,768	$449,578
Net revenue as a percent of total before Medicare cap allowance
Homecare	72.7%	72.1%	72.2%	71.6%
Inpatient	11.2	11.5	11.4	11.7
Continuous care	16.1	16.4	16.4	16.7
Total before Medicare cap allowance	100.0	100.0	100.0	100.0
Medicare cap allowance	(0.2)	-	0.1	0.4
Total	99.8%	100.0%	100.1%	100.4%
Average daily census ("ADC") (days)
Homecare	9,229	8,345	9,031	8,229
Nursing home	3,034	3,223	3,034	3,193
Routine homecare	12,263	11,568	12,065	11,422
Inpatient	447	433	449	438
Continuous care	601	583	602	594
Total	13,311	12,584	13,116	12,454

Total Admissions	15,294	14,423	31,092	29,267
Total Discharges	14,855	14,132	30,419	28,685
Average length of stay (days)	77.1	77.4	78.0	76.6
Median length of stay (days)	14.0	14.0	14.0	14.0
ADC by major diagnosis
Neurological	34.2%	32.8%	34.2%	32.8%
Cancer	17.7	18.1	17.8	18.5
Cardio	11.5	12.0	11.7	11.9
Respiratory	6.9	6.5	6.8	6.6
Other	29.7	30.6	29.5	30.2
Total	100.0%	100.0%	100.0%	100.0%
Admissions by major diagnosis
Neurological	19.4%	18.5%	19.5%	18.6%
Cancer	32.8	33.8	32.2	33.8
Cardio	10.8	11.2	11.0	11.4
Respiratory	8.5	8.5	8.8	8.5
Other	28.5	28.0	28.5	27.7
Total	100.0%	100.0%	100.0%	100.0%
Direct patient care margins (e)
Routine homecare	52.4%	52.1%	51.7%	51.6%
Inpatient	13.3	12.3	13.1	13.7
Continuous care	20.2	21.2	20.4	21.0
Homecare margin drivers (dollars per patient day)
Labor costs	$53.23	$52.52	$54.28	$53.21
Drug costs	8.21	7.67	8.08	7.72
Home medical equipment	6.66	7.26	6.66	7.38
Medical supplies	2.83	2.46	2.79	2.45
Inpatient margin drivers (dollars per patient day)
Labor costs	$311.26	$301.81	$308.97	$294.27
Continuous care margin drivers (dollars per patient day)
Labor costs	$550.40	$530.05	$547.29	$528.23
Bad debt expense as a percent of revenues	0.8%	0.9%	0.7%	0.9%
Accounts receivable --
Days of revenue outstanding- excluding unapplied Medicare payments	37.2	42.3	n.a.	n.a.
Days of revenue outstanding- including unapplied Medicare payments	36.8	34.1	n.a.	n.a.

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
FOOTNOTES TO FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND 2010
(unaudited)

(a)	Included in the results of operations 2011 are the following significant credits/(charges) which may not be indicative of ongoing operations
	(in thousands):
		Three Months Ended June 30, 2011
		VITAS	Roto-Rooter	Corporate	Consolidated
	Selling, general and administrative expenses:
	Legal expenses of OIG investigation	$(486)	$-	$-	$(486)
	Acquisition expenses	(51)	12	-	(39)
	Expenses of class action litigation	-	(186)	-	(186)
	Stock option expense	-	-	(2,562)	(2,562)
	Interest expense:
	Additional interest expense resulting from the change in accounting
	for the conversion feature of the convertible notes	-	-	(1,825)	(1,825)
	Pretax impact on earnings	(537)	(174)	(4,387)	(5,098)
	Income tax benefit on the above	205	69	1,612	1,886
	After-tax impact on earnings	$(332)	$(105)	$(2,775)	$(3,212)

		Six Months Ended June 30, 2011
		VITAS	Roto-Rooter	Corporate	Consolidated
	Selling, general and administrative expenses:
	Legal expenses of OIG investigation	$(997)	$-	$-	$(997)
	Acquisition expenses	(115)	6	-	(109)
	Expenses of class action litigation	-	(681)	-	(681)
	Stock option expense	-	-	(4,495)	(4,495)
	Long-term incentive compensation	-	-	(3,012)	(3,012)
	Interest expense:
	Additional interest expense resulting from the change in accounting
	for the conversion feature of the convertible notes	-	-	(3,615)	(3,615)
	Pretax impact on earnings	(1,112)	(675)	(11,122)	(12,909)
	Income tax benefit on the above	423	265	4,112	4,800
	After-tax impact on earnings	$(689)	$(410)	$(7,010)	$(8,109)

(b)	Included in the results of operations 2010 are the following significant credits/(charges) which may not be indicative of ongoing operations
	(in thousands):
		Three Months Ended June 30, 2010
		VITAS	Roto-Rooter	Corporate	Consolidated
	Selling, general and administrative expenses:
	Legal expenses of OIG investigation	$(118)	$-	$-	$(118)
	Expenses of class action litigation	-	(105)	-	(105)
	Stock option expense	-	-	(2,346)	(2,346)
	Long-term incentive compensation	-	-	(1,799)	(1,799)
	Interest expense:
	Additional interest expense resulting from the change in accounting
	for the conversion feature of the convertible notes	-	-	(1,688)	(1,688)
	Pretax impact on earnings	(118)	(105)	(5,833)	(6,056)
	Income tax benefit on the above	44	42	2,157	2,243
	After-tax impact on earnings	$(74)	$(63)	$(3,676)	$(3,813)

		Six Months Ended June 30, 2010
		VITAS	Roto-Rooter	Corporate	Consolidated
	Selling, general and administrative expenses:
	Legal expenses of OIG investigation	$(278)	$-	$-	$(278)
	Expenses of class action litigation	-	(105)	-	(105)
	Stock option expense	-	-	(4,397)	(4,397)
	Long-term incentive compensation	-	-	(1,799)	(1,799)
	Interest expense:
	Additional interest expense resulting from the change in accounting
	for the conversion feature of the convertible notes	-	-	(3,343)	(3,343)
	Pretax impact on earnings	(278)	(105)	(9,539)	(9,922)
	Income tax benefit on the above	105	42	3,518	3,665
	After-tax impact on earnings	$(173)	$(63)	$(6,021)	$(6,257)

(c)

Under Generally Accepted Accounting Principles ("GAAP"), the Roto-Rooter segment expenses all advertising, including the cost of telephone directories, immediately upon the initial release of the advertising. Telephone directories are generally in circulation 12 months. If a directory is in circulation for a time period greater or less than 12 months, the publisher adjusts the directory billing for the change in billing period. The timing of when a telephone directory is published can and does fluctuate significantly on a quarterly basis. This "direct expensing" results in significant fluctuations in quarterly advertising expense. In the second quarters of 2011 and 2010, GAAP advertising expense for Roto-Rooter totaled $5,304,000 and $5,501,000, respectively. If the expense of the telephone directories were spread over the periods they are in circulation, advertising expense for the second quarters of 2011 and 2010 would total $5,911,000 and $6,180,000, respectively.

Similarly, for the first six months of 2011 and 2010, GAAP advertising expense for Roto-Rooter totaled $11,222,000 and $11,236,000, respectively. If the expense of the telephone directories were spread over the periods they are in circulation, advertising expense for the first six months of 2011 and 2010 would total $12,079,000 and $12,304,000, respectively.

(d)

VITAS has 7 large (greater than 450 ADC), 17 medium (greater than 200 but less than 450 ADC) and 30 small (less than 200 ADC) hospice programs. There are 3 programs as of June 30, 2011, with Medicare cap cushion of less than 10% for the most recent 12-month period.

(e)	Amounts exclude indirect patient care and administrative costs, as well as Medicare Cap billing limitation.

CONTACT:
Chemed Corporation
David P. Williams, 513-762-6901